                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 25, 1998


                        PACIFICAMERICA MONEY CENTER, INC.
             (Exact name of registrant as specified in its charter)



           California                          0-20897                         95-4465729
  ----------------------------        ------------------------            -------------------
  (State or other jurisdiction        (Commission File Number)               (IRS Employer
       of incorporation)                                                  Identification No.)



                          Ventura Boulevard, Suite 102
                        Woodland Hills, California 91364
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 992-8999

Item 5. Other Events

         On March 25, 1998, the PacificAmerica Home Equity Loan Trust Series 1998-1 (the "Trust") issued $130 million in securities backed by home equity loans ("Mortgage Loans") originated by Pacific Thrift and Loan Company ("Pacific Thrift"), a wholly-owned subsidiary of PacificAmerica Money Center, Inc. (the "Company"). The Trust was formed pursuant to a Trust Agreement, dated as of March 1, 1998, between Merrill Lynch Mortgage Investors, Inc. (the "Depositor") and Wilmington Trust Company, the Owner Trustee. The securities were issued by the Trust in form of notes (the "Notes"), pursuant to the terms of an Indenture, dated as of March 1, 1998, between the Trust and Bankers Trust Company of California, N.A. (the "Indenture Trustee"). The Notes are insured under a financial guaranty insurance policy issued by Financial Security Assurance Inc., and are rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. The offering of Notes was underwritten by Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch"). The terms of the Notes and a description of the Mortgage Loans sold by the Company to the Trust are contained in a Prospectus Supplement dated March 19, 1998, to Prospectus dated June 19, 1997, included as part of a registration statement filed by the Depositor with the Securities and Exchange Commission.

         The Company sold Mortgage Loans having an aggregate principal balance of approximately $100 million to the Trust as of the closing date of the securitization. By April 27, 1998, the Company may sell to the Trust up to an additional approximately $30 million of Mortgage Loans. The terms of the sale of Mortgage Loans are contained in a Home Equity Loan Purchase Agreement, dated as of March 19, 1998 (the "Loan Purchase Agreement"), by and among PAMM, the Depositor, the Trust and the Indenture Trustee. The Loan Purchase Agreement provides, among other terms, that the sale of the Mortgage Loans is non-recourse except for the obligation to repurchase or replace Mortgage Loans upon a breach of certain standard and customary representations and warranties.

         The Company is named as Master Servicer for the Mortgage Loans under a Servicing Agreement dated March 1, 1998 by and among the Company, the Indenture Trustee and the Trust. Advanta Mortgage Corp. USA ("Advanta"), has been appointed as Sub- Servicer for the Mortgage Loans, and will provide substantially all servicing related to the Mortgage Loans.

         The Company intends to obtain an advance on the interest-only strip receivable retained by it in the Trust under the Master Assignment Agreement, dated as of December 18, 1997 (the "Master Assignment Agreement"), with Merrill Lynch Mortgage Capital, Inc.("MLMCI").

         The Company anticipates that future securitizations will be completed on a quarterly basis. The Company has committed to deliver a total of $750 million in home equity loans for securitization through Merrill Lynch, Pierce, Fenner & Smith, and has now delivered $200 million of this commitment. The Company also intends to continue to sell loans under existing loan sale agreements with other purchasers.

         Except for historical information contained herein, statements in this report are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks include, among others, risk of inability to meet loan production goals; risk of changes in market for loan securitizations, risk of loss on the interest-only strip receivables resulting from differences between actual and assumed prepayment or loss experience; risk of loss of funding sources for loan originations; risk of loss of credit enhancement; loan delinquencies and defaults; possible decline of collateral values for loans; fluctuations in interest rates; competition in the lending industry; and possible regulatory enforcement actions and legislative action. For more complete information concerning factors which could affect the Company's financial results, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and other reports filed with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

         (c)      Exhibits.

10.1 Home Equity Loan Purchase Agreement, dated as of March 19, 1998, by and among the Company, Merrill Lynch Mortgage Investors, Inc. ("Depositor"), PacificAmerica Home Equity Loan Trust Series 1998-1, as issuer (the "Trust"), and Bankers Trust Company of California, N.A. ("Indenture Trustee").

10.2 Indenture, dated as of March 1, 1998, between the Trust and the Indenture Trustee.

10.3 Amended and Restated Trust Agreement, dated as of March 1, 1998, between the Depositor and Wilmington Trust Company ("Owner Trustee").

10.4 Servicing Agreement dated March 1, 1998 by and among the Company, the Indenture Trustee and the Trust.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 1998              PACIFICAMERICA MONEY CENTER, INC.



                                    By: /s/JOEL R. SCHULTZ
                                        ----------------------------------------
                                        Joel R. Schultz
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number   Description


10.1 Home Equity Loan Purchase Agreement, dated as of March 19, 1998, by and among the Company, Merrill Lynch Mortgage Investors, Inc. ("Depositor"), PacificAmerica Home Equity Loan Trust Series 1998-1, as issuer (the "Trust"), and Bankers Trust Company of California, N.A. ("Indenture Trustee").

10.2 Indenture, dated as of March 1, 1998, between the Trust and the Indenture Trustee.

10.3 Amended and Restated Trust Agreement, dated as of March 1, 1998, between the Depositor and Wilmington Trust Company ("Owner Trustee").

10.4 Servicing Agreement dated March 1, 1998 by and among the Company, the Indenture Trustee and the Trust.